Exhibit 99.5

August 19, 2021

NOTICE AND WAIVER

Reference is made to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2019, as amended by Amendment No. 1 on November 10, 2020, as further amended by Amendment No. 2 on December 7, 2020, and as further amended by Amendment No. 3 on May 31, 2021, by and among Progenity, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Notice and Waiver (the “Waiver”) as an “Investor” (the “Investors’ Rights Agreement”).

Notice of Registration of Shares.

The Company is considering an underwritten primary offering of its shares of common stock (the “Common Stock”) and warrants to purchase shares of Common Stock pursuant to its registration statement on Form S-3 (the “Follow-On Offering”) filed with the Securities and Exchange Commission, in accordance with the Securities Act of 1933, as amended (the “Securities Act”) on July 30, 2021 and declared effective on August 6, 2021 (the “Registration Statement”). Pursuant to Subsection 2.2 of the Investors’ Rights Agreement, the Company is obligated to (i) provide notice to Investors of the Company’s intention if the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities and (ii) cause to be registered all of the Registrable Securities (as defined in the Investors’ Rights Agreement) that Investors have requested to be included in such registration, subject to the provisions of Subsection 2.7 of the Investors’ Rights Agreement. Notice is hereby being delivered by the Company pursuant to Subsection 2.2 of the Investors’ Rights Agreement.

Confirmation of Certain Matters; Waivers.

By countersigning below, each of the undersigned Investors (i) acknowledges receipt of notice of the Follow-On Offering provided by the Company pursuant to Section 2.2 of the Investors’ Rights Agreement; and (ii) waives its rights under Section 2.2 of the Investors’ Rights Agreement to request that the Company include any Registrable Securities in the Registration Statement. Notwithstanding the foregoing, the waivers provided above shall be effective only as to the Follow-On Offering and shall in no way affect or impair any of the undersigned Investors’ other rights under the Investors’ Rights Agreement or any other agreement between the Company and any of the undersigned Investors.

Each of the signatories hereto understands that this waiver shall be automatically terminated and be of no further force and effect if (a) the Company notifies the underwriter of the Follow-On Offering that it does not intend to proceed with the Follow-On Offering, (b) the underwriting agreement for the Follow-On Offering does not become effective, or if such underwriting agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (c) the final prospectus used to sell Common Stock in the Follow-On Offering is not filed by, or the Follow-On Offering is not completed by August 31, 2021.

IN WITNESS HEREOF, the parties have executed this Notice and Waiver as of the date first written above.

PROGENITY, INC.

By:	/s/ Harry Stylli
Name:	Harry Stylli
Title:	Chief Executive Officer

[Signature Page to Notice and Waiver]

ATHYRIUM OPPORTUNITIES 2020 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner
By:	Athyrium Opportunities Associates III GP LLC,
the General Partner of Athyrium Opportunities Associates III LP

By:	/s/ Andrew Hyman
Name:	Andrew Hyman
Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES FUND (A) LP

By:	Athyrium Opportunities Associates LP,
its General Partner
By:	Athyrium Opportunities Associates GP LLC,
the General Partner of Athyrium Opportunities Associates LP

By:	/s/ Andrew Hyman
Name:	Andrew Hyman
Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES FUND (B) LP

By:	Athyrium Opportunities Associates LP,
its General Partner
By:	Athyrium Opportunities Associates GP LLC,
the General Partner of Athyrium Opportunities Associates LP

By:	/s/ Andrew Hyman
Name:	Andrew Hyman
Title:	Authorized Signatory

[Signature Page to Notice and Waiver]

ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP

By:	Athyrium Opportunities Associates III LP, its General Partner

By:	Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By:	/s/ Andrew Hyman
Name:	Andrew Hyman
Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES III ACQUISITION LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

By:	Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By:	/s/ Andrew Hyman
Name:	Andrew Hyman
Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP

By:	Athyrium Opportunities Associates Co-Invest LLC, its General Partner

By:	/s/ Andrew Hyman
Name:	Andrew Hyman
Title:	Authorized Signatory

[Signature Page to Notice and Waiver]

/s/ Harry Stylli
Harry Stylli

[Signature Page to Notice and Waiver]

Schedule A

Athyrium Opportunities 2020 LP

Athyrium Opportunities Fund (A) LP

Athyrium Opportunities Fund (B) LP

Athyrium Opportunities III Acquisition 2 LP

Athyrium Opportunities III Acquisition LP

Athyrium Opportunities III Co-Invest 1 LP

Harry Stylli

[Schedule A to Notice and Waiver]